Beckstead and Watts, LLP
Certified Public Accountants
                                          3340 Wynn Road, Suite B
                                              Las Vegas, NV 89102
                                                     702.257.1984
                                               702.362.0540 (fax)



June 16, 2003

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) which grants an aggregate of 3,250,000 shares of Common Stock of MaxxZone.com, Inc. issuable pursuant to certain "Consulting Agreements" and to the incorporation by reference therein of our report dated April 4, 2003, with respect to the financial statements of the Company included in its annual report for the year ended December 31, 2002 and the quarterly reports filed with the US Securities and Exchange Commission.

Sincerely,



/s/ Beckstead and Watts, LLP
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